Exhibit 99.01

                 Contact: Stewart E. McClure, Jr., President and
                     Chief Executive Officer (908) 630-5000

                             SOMERSET HILLS BANCORP
                     REPORTS HEALTHY INCREASE IN 2nd QUARTER
                                    EARNINGS


BERNARDSVILLE, NEW JERSEY, JULY 29, 2004...Somerset Hills Bancorp (NASDAQ, Small Cap Market: SOMH) announced that for the quarter ending June 30, 2004, the Company recorded net income of $313,000, a 15% increase over the second quarter 2003 net income of $272,000. For the six months ending June 30, 2004, net income was $535,000, a 40% increase over June 30, 2003 income of $382,000. The increase in net income resulted from continued growth in profitability of the Company's core banking operations. Basic earnings per share increased from $0.09 for the second quarter of 2003 to $0.10 in the current second quarter. On a diluted basis, earnings per share remained constant at the 2003 level of $0.09. Total assets grew to $175.8 million at June 30, 2004, compared to $162.4 million at June 30, 2003, an increase of $13.4 million. Total deposits grew to $142.8 million at June 30, 2004, compared to $138.8 million at June 30, 2003, an increase of $4.0 million. Total loans grew to $119.0 million at June 30, 2004, compared to $98.4 million at June 30, 2003, an increase of $20.6 million.

     According to Stewart E. McClure, Jr., President and Chief Executive Officer, " We are very pleased with the ongoing success of our relationship-based deposit and lending initiatives and look forward to expanding our franchise with the September, 2004 opening of a new branch in Summit, New Jersey. While activity in our mortgage subsidiary has slowed, it continues to contribute to our profitability."

     Somerset Hills Bancorp is a bank holding company formed in January 2001 to own all of the common stock of Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Mendham and Morristown, New Jersey. A new branch will open in Summit in the fall of 2004. Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers. The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC., a wholly owned subsidiary licensed to provide financial services including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts. The common stock of the Company is traded on NASDAQ under the symbol SOMH and the Company's warrants to purchase common stock are traded on NASDAQ under the symbol SOMHW.


                                                                   June 30, 2004  December 31, 2003
                                                                   -------------  -----------------
                                                                    (unaudited)      (audited)

ASSETS

Cash and due from banks                                              $   6,457       $   7,567
Federal funds sold                                                        --            17,200
                                                                     ---------       ---------

              Total cash and cash equivalents                            6,457          24,767

Loans held for sale                                                     11,834           5,110
Investment securities held to maturity(Approximate market value
  of $7,059 in 2004 and $6,121 in 2003)                                  7,243           6,117
Investment securities available- for- sale                              21,817          15,454

Loans receivable                                                       119,010         108,928
    Less allowance for loan losses                                      (1,512)         (1,417)
    Deferred fees                                                         (175)           (137)
                                                                     ---------       ---------

              Net loans receivable                                     117,323         107,374

Premises and equipment,net                                               3,739           3,786
Goodwill, Net                                                            1,191           1,191
Bank owned life insurance                                                5,244           5,122
Accrued interest receivable                                                567             488
Other assets                                                               429             270
                                                                     ---------       ---------

              TOTAL ASSETS                                           $ 175,844       $ 169,679
                                                                     =========       =========

              LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
     Deposits
       Non-interest bearing deposits-demand                          $  30,960       $  28,995
        Interest bearing deposits
        NOW, money market and savings                                   87,279          86,111
       Certificates of deposit, under $100,000                          17,287          21,554
       Certificates of deposit, $100,000 and over                        7,259           8,991
                                                                     ---------       ---------

              Total deposits                                           142,785         145,651
                                                                     ---------       ---------

Federal Home Loan Bank advances/borrowings                               8,400           1,000
Federal Funds Purchased                                                  2,000            --
Accrued interest payable                                                    84              83
Other liabilities                                                          610           1,224
                                                                     ---------       ---------

              Total liabilities                                        153,879         147,958
                                                                     ---------       ---------

STOCKHOLDERS' EQUITY
     Preferred stock-1,000,000 shares authorized:none issued              --              --
    Common stock- authorized, 10,000,000 shares
          of no par value;issued and outstanding,
          3,048,886  in 2004 and 3,039,095 in 2003                      23,936          23,853
      Accumulated deficit                                               (1,651)         (2,186)
      Accumulated other comprehensive (loss) income                       (320)             54
                                                                     ---------       ---------

              Total Stockholders` Equity                                21,965          21,721
                                                                     ---------       ---------

              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 175,844       $ 169,679
                                                                     =========       =========

                                                      Three months ended   Three months ended    Six months ended   Six months ended
                                                         June 30, 2004        June 30, 2003       June 30, 2004       June 30, 2003
                                                         -------------        -------------       -------------       -------------
                                                          (unaudited)         (unaudited)          (unaudited)          (unaudited)
Interest Income:

    Loans, including fees                                   $1,668               $1,946               $3,229               $3,639
    Investment securities                                      240                   91                  491                  210
    Federal funds sold                                          10                    4                   31                   24
    Interest bearing deposits with other banks                   2                    2                    3                    9
                                                            ------               ------               ------               ------
            Total interest income                            1,920                2,043                3,754                3,882

Interest Expense:

     Deposits                                                  465                  624                  969                1,273
     Federal Home Loan Bank advances/borrowings                 14                   21                   25                   47
     Federal funds purchased                                     2                   11                    2                   11
                                                            ------               ------               ------               ------
            Total interest expense                             481                  656                  996                1,331

            Net Interest Income                              1,439                1,387                2,758                2,551

Provision for loan losses                                      100                  136                  100                  212
                                                            ------               ------               ------               ------

            Net Interest Income After
                 Provision for
                 Loan Losses                                 1,339                1,251                2,658                2,339
                                                            ------               ------               ------               ------

Non-Interest Income:

     Service fees on deposit accounts                           71                   50                  138                   87
     Gains on sales of mortgage loans,net                      721                1,198                1,130                2,086
     Gain on sale of securities                               --                   --                   --                      6
     Other Income                                               89                   33                  174                   49
                                                            ------               ------               ------               ------
            Total Non-Interest Income                          881                1,281                1,442                2,228
                                                            ------               ------               ------               ------

Non-Interest Expenses:

     Salaries and employee benefits                            939                1,175                1,805                2,188
     Occupancy expense                                         291                  273                  585                  560
     Advertising and business promotion                        133                  134                  227                  232
     Stationery and supplies                                    55                   83                  100                  145
     Data processing                                            70                   69                  136                  140
     Other operating expense                                   392                  481                  685                  836
                                                            ------               ------               ------               ------
            Total Non-Interest Expense                       1,880                2,215                3,538                4,101
                                                            ------               ------               ------               ------

            Income before provision for income taxes           340                  317                  562                  466

Provision for Income Taxes                                      27                   45                   27                   84
                                                            ------               ------               ------               ------

                        Net Income                          $  313               $  272               $  535               $  382
                                                            ======               ======               ======               ======

Per share data
     Net Income -basic                                      $ 0.10               $ 0.09               $ 0.18               $ 0.13
                                                            ======               ======               ======               ======

                                                            ======               ======               ======               ======
     Net Income -diluted                                    $ 0.09               $ 0.09               $ 0.15               $ 0.13
                                                            ======               ======               ======               ======